UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                       Date of Report (Date of earliest reported)                                                                           May 20, 2011

Commission File Number 001-33933
EXPLORE ANYWHERE HOLDING CORP.
 (Exact name of registrant as specified in its charter)

Nevada	88-0319470
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

6150 West 200 South, #3, Wabash, Indiana	46992
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 877.539.5644

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 20, 2011, the Board of Directors (the “Board”) of Explore Anywhere Holding Corp., a Nevada corporation (the “Company”) received the resignation of Mr. William Corso as the Company’s Secretary and Treasurer.

On May 24, 2011, the Board elected Mr. Oliver Nelson (age 27) was appointed as the Company’s Secretary and Treasurer. Mr. Nelson has been serving as the Company’s CEO since February 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:                      May 26, 2011

EXPLORE ANYWHERE HOLDING CORP.

By:           /s/Bryan Hammond
Name:           Bryan Hammond
Title:           President